UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
February 28, 2019
Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, Peter Seymour replaced Mona Gisler as the Chief Financial Officer of Douglas Emmett, Inc.  Ms. Gisler will continue to serve as Douglas Emmett’s Chief Accounting Officer.

Mr. Seymour, 50, joined Douglas Emmett in 2017 as its Chief Strategic Officer.  Before joining Douglas Emmett, Mr. Seymour spent 20 years at The Walt Disney Company, where he had served as Executive Vice President and Chief Financial Officer of the Disney-ABC Television Group. Mr. Seymour holds a Bachelor of Arts degree from Stanford University and an M.B.A. from Stanford Graduate School of Business.

There are no family relationships between Mr. Seymour and any officers or directors of Douglas Emmett, and there are no related party transactions regarding Mr. Seymour reportable under Item 404(a) of Regulation S-K.

A copy of the Registrant’s press release relating to these changes is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.    Description

99.1    Press release issued by Douglas Emmett, Inc. dated February 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	February 28, 2019	By:	/s/ JORDAN L. KAPLAN
Jordan L. Kaplan
President and Chief Executive Officer